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                                                             Exhibit 99.T3E.3

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.

               OFFER TO EXCHANGE 15% SUBORDINATED NOTES DUE 2008

                       FOR UP TO 3,500,000 SHARES OF ITS

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Cellular Communications of Puerto Rico, Inc. (the "Company") is offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in the enclosed Offering Circular dated October 15, 1998 (the "Offering Circular") and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange $15.00 principal amount of a new issue of 15% Subordinated Notes due 2008 for each share of its Common Stock, par value $.01 per share (the "Common Stock" or "Shares"), up to 3,500,000 shares (although the Company may determine to accept a greater or lesser number of Shares in accordance with the provisions for modifying the terms of the Exchange Offer set forth in the Offering Circular and in compliance with applicable law, including Rule 13e-4(f)(1)(ii) of the Securities Exchange Act of 1934, as amended). Consummation of the Exchange Offer is subject to a number of conditions described in the Offering Circular.

     We are asking you to contact your clients for whom you hold Common Stock registered in your name or in the name of your nominee or who hold Common Stock registered in their own names.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Common Stock pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Common Stock to it or its order, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Enclosed is a copy of the following documents:

          1. The Offering Circular.

          2. The Letter of Transmittal for your use and for the information of your clients.

          3. A form of letter which may be sent to your clients for whose account you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

          4. The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          5. A return envelope addressed to Continental Stock Transfer & Trust Co., the Exchange Agent.

          6. A Notice of Guaranteed Delivery.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 12, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). COMMON STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE AND, UNLESS THERETOFORE ACCEPTED FOR EXCHANGE, AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE 40TH BUSINESS DAY AFTER OCTOBER 15, 1998.

     To participate in the Exchange Offer, certificates for Common Stock or confirmation of any book-entry transfer into the Exchange Agent's account at The Depository Trust Company, and a duly executed and properly completed Letter of Transmittal or facsimile thereof, together with any other required documents, must be delivered to the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular.

     If holders of Common Stock wish to tender, but it is impracticable for them to forward their Common Stock prior to the expiration of the Exchange Offer, a tender may be effected by following the guaranteed delivery procedures described in the Offering Circular under "The Exchange Offer -- Guaranteed Delivery Procedures."
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     Additional copies of the enclosed material may be obtained from, and any other inquiries you may have with respect to the Exchange Offer should be directed to the Information Agent, D.F. King & Co., Inc. for the Exchange Offer.

                                          Very truly yours,

                                          Cellular Communications of Puerto
                                          Rico, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE DESIGNATION OF YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE ACCOMPANYING LETTER OF TRANSMITTAL.